UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2019 (October 25, 2019)

AVAYA HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38289	26-1119726
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4655 Great America Parkway
Santa Clara, California		95054
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

On October 31, 2019, Avaya Holdings Corp. (“Avaya” or the “Company”) closed the previously announced strategic partnership (the “Closing”) with RingCentral, Inc. (NYSE: RNG) (“RingCentral”). Pursuant to the Investment Agreement (the “Investment Agreement”), dated as of October 3, 2019, by and between Avaya and RingCentral, at the Closing, Avaya sold to RingCentral, in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), 125,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $125 million. The Company previously filed the Investment Agreement as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2019.

In connection with the Closing, Avaya entered into an Investor Rights Agreement (the “Investor Rights Agreement”), by and between Avaya and RingCentral on October 31, 2019, as described in further detail below. Avaya also filed the Certificate of Designations of the Series A Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on October 30, 2019 setting forth the terms, rights, obligations and preferences of the Series A Preferred Stock.

Investor Rights Agreement

Pursuant to the terms of the Investor Rights Agreement, among other things, from and after the Closing, until the first date (the “Fall Away Date”) on which RingCentral and its affiliates no longer hold or beneficially own, in the aggregate, a number of shares of Company’s common stock, par value $0.01 per share (the “Common Stock”) (calculated on an as converted to Common Stock basis) that is equal to or greater than 4,759,339 shares (subject to certain adjustments) (the “Investor Ownership Threshold”), RingCentral is entitled to nominate one person (the “RingCentral Nominee”) to the board of the directors of the Company (the “Board”). In addition, for so long as the Investor Ownership Threshold is met, RingCentral is subject to a voting agreement with respect to certain matters.

For as long as the RingCentral Nominee sits on the Board, RingCentral is subject to customary standstill provisions, has a consent right over certain actions taken by the Company, and has customary preemptive rights.

The Investor Rights Agreement also provides for customary demand and piggyback registration rights for RingCentral and its transferees beginning six months after the Closing, and contains customary transfer restrictions.

The Investor Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Investor Rights Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Investment Agreement, the Company issued shares of Series A Preferred Stock to RingCentral at the Closing. This issuance and sale was exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act. RingCentral represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock were being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series A Preferred Stock or any Common Stock issued upon conversion thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Series A Preferred Stock will rank senior to the Common Stock with respect to dividend rights and rights on liquidation, winding-up and dissolution. Holders of the Series A Preferred Stock will be entitled to participate on an as-converted basis in any cash dividends paid to the holders of shares of the Common Stock. The Preferred Stock will have an initial stated value of $1,000 per share (the “Stated Value”), plus the sum of any preferred dividends paid in the form of an increase in the Stated Value of such share. From and after the Closing, the Series A Preferred Stock will accrue dividends at a rate of 3% per annum, payable at the Company’s election either as an increase in the Stated Value or in cash.

Pursuant to the Certificate of Designations, the Series A Preferred Stock has the right to vote together with the holders of Common Stock on all matters which the holders of Common Stock are entitled to vote. The holders of Series A Preferred Stock are entitled to one vote per share of Common Stock that would be issuable to the holder upon conversion of all shares of Series A Preferred Stock held by such holder. However, the holders of the Series A Preferred Stock, in the aggregate, are limited to cast a number of votes with respect to their shares of Series A Preferred Stock (or Common Stock previously issued upon conversion of such Series A Preferred Stock), together with any shares of Common Stock issued pursuant to the Framework Agreement, dated as of October 3, 2019, by and between Avaya Inc. and RingCentral (the “Framework Agreement”) equal to the voting power of 22,123,022 shares of Common Stock.

The Series A Preferred Stock is immediately convertible into shares of the Common Stock at an initial conversion price of $16.00 per share, subject to adjustment as described in the Certificate of Designations. Prior to receipt of an approval by the Company’s stockholders, under no circumstance may shares of the Series A Preferred Stock be converted in the aggregate into more than a number of shares of Common Stock equal to (i) 22,123,022 shares of Common Stock, unless and until the Company receives approval from its stockholders, minus (ii) the aggregate number of shares of Common Stock issued pursuant to of the Framework Agreement.

The Company may redeem all outstanding shares of the Series A Preferred Stock upon the termination of the Framework Agreement; the holders of the Series A Preferred Stock may require the Company to redeem all or part of their shares upon either (i) the termination of the Framework Agreement or (ii) the failure by the Company to refinance, replace, extend or otherwise modify the term loans under the Company’s Term Loan Credit Agreement (as defined in the Certificate of Designations) by December 15, 2023 to provide that the earliest maturity date applicable to all outstanding term loans thereunder shall be no earlier than December 15, 2026.

The Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference, and the foregoing summary of the Certificate of Designations is qualified in its entirety by reference to Exhibit 3.1.

Item 8.01 Other Events.

On October 25, 2019, the U.S. Federal Trade Commission notified the Company that early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, was granted, effective immediately, with respect to the purchase of the Series A Preferred Stock by RingCentral under the Investment Agreement.

On October 31, 2019, the Company issued a press release announcing that it had completed the transactions contemplated by the Investment Agreement with RingCentral. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others: the Company’s ability to successfully perform its obligations under the Framework Agreement; the parties’ ability to successfully develop and execute the jointly developed programs, technology and automation; adverse effects on the market price of Avaya’s stock or Avaya’s operating results as a result of any failure or delay in the development of related products or services; and other risks discussed in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	3.1	Certificate of Designations of the Series A Convertible Preferred Stock

	10.1	Investor Rights Agreement, dated October 31, 2019, by and between Avaya Holdings Corp. and RingCentral, Inc.

	99.1	Press Release, dated October 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVAYA HOLDINGS CORP.
Date: October 31, 2019

	By:	/s/ Shefali Shah
	Name:	Shefali Shah
	Title:	SVP, Chief Administrative Officer and General Counsel